Exhibit 99.1

Contacts:	Media	Investors
	Stephen Cohen	Joyce Arpin
	(212) 886-9332	(702) 880-4707

Caesars Entertainment Announces Pricing of

$5.7 Billion Senior Secured Credit Facility and

$1.7 Billion Senior Notes

LAS VEGAS, September 29, 2017 — Caesars Entertainment Corporation (NASDAQ: CZR) (“Caesars Entertainment”) (“CEC”) today announced that its subsidiaries, CRC Escrow Issuer, LLC and CRC Finco, Inc. (together, the “Issuers”) priced a $5.7 billion senior secured credit facility (the “Credit Facility”) and an offering of $1.7 billion aggregate principal amount of senior notes due 2025 (the “Notes”) to be used in a full repayment of all existing debt at Caesars Entertainment Resort Properties, LLC (“CERP”) and Caesars Growth Properties Holdings, LLC (“CGPH”).

The Credit Facility consists of a $4.7 billion term loan facility (the “Term Facility”) and a $1 billion revolving credit facility (the “Revolver”). The interest rate under the Term Facility is the London Interbank Offered Rate (“LIBOR”) plus 275 basis points and the interest rate under the Revolver is LIBOR plus 225 basis points, with reductions upon achievement of certain senior secured leverage ratios. The Revolver will also be subject to a fee of 50 basis points on the commitments thereunder, with reductions upon achievement of certain senior secured leverage ratios. The interest rate under the Notes is 5.250% and will be issued at an issue price of 100%, plus accrued interest, if any, from October 16, 2017.

“Together with the restructuring of CEOC, which we continue to progress, the refinancing of the existing debt at CERP and CGPH further lowers our overall cost of capital,” said Mark Frissora, President and Chief Executive Officer of Caesars Entertainment. “With a simpler and more competitive financing structure, we have improved our free cash flow profile and are better positioned to drive future growth.”

While an annual interest rate expense reduction of approximately $100 million was realized under the earlier re-pricing of CERP’s and CGPH’s existing loans, this combined refinancing results in savings of approximately $260 million when compared to the original CERP and CGPH debt.

The closing of the offering of the Notes is anticipated to occur on October 16, 2017, subject to the satisfaction of customary closing conditions. Following closing, proceeds of the Notes offering will be held in escrow and will only be released following, among other things, (i) the emergence from bankruptcy by Caesars Entertainment Operating Company, Inc. (“CEOC”), (ii) the merger of Caesars Acquisition Company (“CAC”) with and into CEC (the “Merger,” as discussed below), (iii) the receipt of regulatory approvals for the transactions contemplated in connection with the offering, including those for the merger of CGPH and CERP, and (iv) the merger of CGPH and CERP to form Caesars Resort Collection, LLC, which will be a wholly-owned subsidiary of CEC and a co-issuer of the Notes. The Term Facility and Revolver are expected to close on the date the Notes are released from escrow.

The Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws. This release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About Caesars Entertainment Corporation

CEC is the world’s most diversified casino-entertainment provider and the most geographically diverse U.S. casino-entertainment company. CEC is mainly comprised of the following three entities: the majority owned operating subsidiary CEOC, wholly owned Caesars Entertainment Resort Properties and Caesars Growth Properties, in which we hold a variable economic interest. Since its beginning in Reno, Nevada, 75 years ago, CEC has grown through development of new resorts, expansions and acquisitions and its portfolio of subsidiaries now operate 47 casinos in 13 U.S. states and five countries. CEC’s resorts operate primarily under the Caesars®, Harrah’s® and Horseshoe® brand names. CEC’s portfolio also includes the London Clubs International family of casinos. CEC is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. CEC is committed to environmental sustainability and energy conservation and recognizes the importance of being a responsible steward of the environment.

Forward-Looking Statements

This filing includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as, “will,” “would,” “expect,” and “propose” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, the emergence from bankruptcy of CEOC and the expected timing thereof, future actions that may be taken by CEC and others with respect thereto, the completion of the Merger and the financial position and actions of CEC post-emergence. These forward-looking statements are based on current expectations and projections about future events.

You are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of CEC may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (the “SEC”):

•	the Merger may not be consummated or one or more events, changes or other circumstances that could occur that could give rise to the termination of the Merger Agreement (as defined below);

•	CEC’s and CEOC’s ability (or inability) to meet any milestones or other conditions set forth in their restructuring support agreements;

•	CEC’s and CEOC’s ability (or inability) to satisfy the conditions to the effectiveness of the Third Amended Joint Plan of Reorganization of CEOC and its Chapter 11 debtor subsidiaries;

•	CEC’s ability (or inability) to secure additional liquidity to meet its ongoing obligations and its commitments to support the CEOC restructuring as necessary; and

•	CEC’s financial obligations exceeding or becoming due earlier than what is currently forecast and other risks associated with the CEOC restructuring and related litigation.

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. CEC undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events, except as required by law.

Important Additional Information

Pursuant to the Amended and Restated Agreement and Plan of Merger dated as of July 9, 2016, by and between CEC and CAC, as amended by the First Amendment to Amended and Restated Agreement and Plan of Merger, dated as of February 20, 2017 (as amended, the “Merger Agreement”), among other things, CAC will merge with and into CEC, with CEC as the surviving company. In connection with the Merger, CEC and CAC filed with the SEC a registration statement on Form S-4 (the “Registration Statement”), which includes a preliminary joint proxy statement/prospectus, as well as other relevant documents concerning the proposed transaction. The Registration Statement was declared effective on June 23, 2017. A definitive joint proxy statement/prospectus was mailed to stockholders of CEC and CAC on or about June 23, 2017. Stockholders are urged to read the Registration Statement and the joint proxy statement/prospectus regarding the Merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of such joint proxy statement/prospectus, as well as other filings containing information about CEC and CAC, at the SEC’s website (www.sec.gov), from CEC Investor Relations (investor.caesars.com) or from CAC Investor Relations (investor.caesarsacquisitioncompany.com).

The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, and otherwise in accordance with applicable law.